Exhibit 99.1

Contact:

Brian Powers
HICKOK INCORPORATED
10514 Dupont Avenue
Cleveland, Ohio 44108
216-496-3238

June 1, 2017
FOR IMMEDIATE RELEASE

HICKOK INCORPORATED ACQUIRES DIVISION OF AIR ENTERPRISES

CLEVELAND, OH, June 1, 2017 Hickok Incorporated (OTC Pink: HICKA) today announced that it has completed the acquisition of certain assets of Air Enterprises Acquisition LLC in Akron, Ohio. The acquired business, which will continue to operate under the name Air Enterprises, is an industry leader in designing, manufacturing and installing large-scale commercial, institutional, and industrial custom air handling solutions.

The acquisition will add more than $30 million in annual revenue to Hickok and will be immediately accretive to earnings.

Hickok Incorporated is a publicly traded holding company serving diverse markets, including healthcare, education, automotive, aerospace, trucking, and petrochemical.

Information about Forward Looking Statements

Certain statements in this news release, including discussions of management's expectations for fiscal 2017, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from those anticipated as a result of risks and uncertainties which include, but are not limited to, Hickok's ability to effectively integrate acquisitions and manage the larger operations of the combined business, effectively develop and market new products, overall market and industry conditions, the Company's ability to capitalize on market opportunities, the Company's ability to satisfy its interest payments and obtain cost effective financing as well as the risks described from time to time in Hickok's reports and other filings with the Securities and Exchange Commission.

Investor Contact:

Brian Powers, Chairman and CEO
216-496-3238